SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 20, 2004

CUTTER & BUCK INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	0-26608	91-1474587
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

701 N. 34TH STREET, SUITE 400, SEATTLE, WASHINGTON 98103
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (206) 622-4191

INAPPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

On September 20, 2004, Cutter & Buck Inc. issued a press release announcing the adoption of a stock trading plan that is intended to follow the guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 Exchange Act, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01.  OTHER EVENTS

On September 20, 2004, Cutter & Buck Inc. issued a press release announcing the adoption of a stock trading plan that is intended to follow the guidelines specified under Rule 10b5-1 of the Exchange Act.  The Company previously announced its intention to repurchase up to $6 million of its Common Stock.  To date, the Company has repurchased approximately $800,000 of its common stock, and anticipates that it may use the Plan to effect some portion of its repurchase transactions in the future.   The value of shares repurchased by the Company under this plan will not exceed the remaining repurchase authorization of $5.2 million.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  EXHIBITS

99.1                           Press Release dated September 20, 2004, furnished pursuant to Items 7.01 and 8.01 of this Form 8-K announcing the adoption of a Rule 10b5-1 Plan related to the Company’s previously-announced stock repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTTER & BUCK INC.

	By:	/s/ Ernest R. Johnson
Ernest R. Johnson
Chief Financial Officer

Dated: September 21, 2004

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1

Press Release dated September 20, 2004, furnished pursuant to Items 7.01 and 8.01 of this Form 8-K announcing the adoption of a Rule 10b5-1 Plan related to the Company’s previously-announced stock repurchase program.